Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-171722, 333-178748 and 333-185639) and the Registration Statements on Form S-8 (Nos. 333-115956, 333-128290, 333-137557, 333-146398, 333-153346, 333-161057, 333-168667, 333-176212 and 333-183151) of ACADIA Pharmaceuticals Inc. of our report dated March 12, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 12, 2013